Exhibit 10.2

EXECUTION VERSION

SECOND AMENDMENT TO

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (the “Second Amendment”), dated April 30, 2009, is by and among StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited partnership (the “Parent”), StoneMor Operating LLC, a Delaware limited liability company (the “Company”), the Subsidiaries of the Parent set forth on the signature pages hereto (together with the Company, each individually an “Issuer” and collectively, the “Issuers” and together with the General Partner and the Parent, each individually a “Credit Party” and collectively, the “Credit Parties”) and the Noteholders (as defined below) party hereto.

BACKGROUND

A. Pursuant to that certain Amended and Restated Note Purchase Agreement, dated August 15, 2007, by and among the Credit Parties and the purchasers listed on Schedule A attached thereto (collectively, the “Purchasers,” and together with their successors and assigns including, without limitation, future holders of the Shelf Notes, herein collectively referred to as the “Noteholders”), as amended by that certain First Amendment to Amended and Restated Note Purchase Agreement, dated November 2, 2007 (the “Existing Note Agreement”, and as amended pursuant to this Second Amendment, the “Note Agreement”), the Issuers, among other things, (i) issued to the Purchasers their (a) 7.66% Senior Secured Notes due September 20, 2009, in the aggregate principal amount of $80,000,000 (the “Series A Notes”), (b) 9.34% Series B Senior Secured Notes due August 15, 2012, in the aggregate principal amount of $35,000,000 (the “Existing Series B Notes”, and the Existing Series B Notes, as amended pursuant to this Second Amendment and as may be further amended, restated, modified or replaced from time to time, together with any such notes issued in substitution therefor pursuant to Section 13 of the Note Agreement, the “Series B Notes”), and (c) 9.09% Senior Secured Series C Notes due December 21, 2012, in the aggregate principal amount of $17,500,000 (the “Existing Series C Notes”, and the Existing Series C Notes, as amended pursuant to this Second Amendment and as may be further amended, restated, modified or replaced from time to time, together with any such notes issued in substitution therefor pursuant to Section 13 of the Note Agreement, the “Series C Notes”, and the Series C Notes, together with the Series A Notes and the Series B Notes, collectively, the “Issued Notes”), and (ii) authorized the issuance of up to $150,000,000 aggregate principal amount of their Shelf Notes (inclusive of the Issued Notes).

B. Issuers have requested certain amendments to the Existing Note Agreement as more fully set forth herein.

C. The Noteholders are willing to agree to such amendments on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions.

(a) General Rule. Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Note Agreement.

(b) Additional Definitions. The following additional definitions are hereby added to Schedule B of the Existing Note Agreement to read in their entirety as follows:

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA, less any cash dividends or distributions made by the Parent to (b) Consolidated Fixed Charges, each as measured for the most recently completed Measurement Period.

“Consolidated Fixed Charges” means, for any period, the sum of (a) the aggregate principal amount of all regularly scheduled principal payments, redemptions or similar acquisitions for value of outstanding Consolidated Funded Indebtedness for such period (but excluding any prepayments or early redemptions or similar acquisitions for value) and (b) Consolidated Interest Charges with respect to Consolidated Funded Indebtedness for such period. All calculations of Consolidated Fixed Charges shall additionally be adjusted on a Pro Forma Basis.

“Equivalent Disposition” means the Disposition by an Issuer to any Person (other than another Issuer) of (i) assets constituting a business unit, (ii) all or a substantial part of the business of any Issuer, or (iii) sufficient capital stock or other Equity Interests of any Issuer so that, after giving effect to such Disposition, such Person is no longer a Subsidiary.

“Exclusive Management Agreement” means an agreement pursuant to which an Issuer obtains an exclusive right to manage and control a funeral home or cemetery business of any other Person for a term of not less than one (1) year.

“Maintenance Capital Expenditures” means Capital Expenditures of the Parent and any of its Subsidiaries other than Capital Expenditures representing amounts paid in connection with (a) improvements which enhance (as opposed to maintain) the value of property, (b) the purchase or construction of mausoleums and (c) Permitted Acquisitions.

“Refinance” means, in respect of any Indebtedness, to extend, renew, refinance, restructure or replace, or to issue other Indebtedness, in exchange or replacement for, in each case, in whole or in part, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Reserve Event Period” means any period during which any holder of Shelf Notes is required to maintain reserves in respect of the Shelf Notes in excess of 3.4% of the principal amount of Shelf Notes held by it as a result of a decision of an insurance regulatory authority having responsibility for valuation of insurance company assets.

“Second Amendment” means the Second Amendment to Amended and Restated Note Purchase Agreement dated April 30, 2009.

“Second Amendment Effective Date” means the date on which the Second Amendment is effective in accordance with its terms.

(c) Deleted Definitions. The definitions of “Consolidated Interest Coverage Ratio”, “Non-Renewal Fee” and “Quote” are hereby deleted in their entirety from Schedule B of the Existing Note Agreement.

(d) Amendment to Definition of “Consolidated EBITDA”. The definition of “Consolidated EBITDA” set forth in Schedule B of the Existing Note Agreement is hereby amended by (i) replacing the two references, in the first proviso of such definition, to “Permitted Acquisitions” with references to “Permitted Acquisitions or Equivalent Dispositions” and (ii) amending and restating in its entirety Subsection (h) (it being understood, for the avoidance of doubt, that Subsection (h) of the Existing Note Agreement encompasses only the following language: “reasonable fees, costs and expenses incurred in connection with the Transaction and the restructuring of the Existing Credit Agreement and the Existing Note Agreement”), as follows:

“(h) reasonable fees, costs and expenses incurred in connection with the Transaction, the restructuring of the Existing Credit Agreement and the Existing Note Agreement, the First Amendment, the Second Amendment and the related amendment to the Credit Agreement, and the refinancing of the Series A Notes;”

(e) Amendment to Definition of “Consolidated Interest Charges”. The definition of “Consolidated Interest Charges” set forth in Schedule B of the Existing Note Agreement is hereby amended by replacing the references to “Permitted Acquisitions” with references to “Permitted Acquisitions or Equivalent Dispositions”.

(f) Amendment to Definition of “Consolidated Net Income”. The definition of “Consolidated Net Income” set forth in Schedule B of the Existing Note Agreement is hereby amended by adding the following immediately after “for any period” in the first line of the definition: “, subject to determinations expressly required to be made on a Pro Forma Basis”.

(g) Amendment to Definition of “Credit Agreement”. The definition of “Credit Agreement” set forth in Schedule B of the Existing Note Agreement is hereby amended by replacing the references to “refinancing” with references to “Refinancing” and by replacing the references to “refinanced” with references to “Refinanced”.

(h) Amendment to Definition of “Investment”. The definition of “Investment” set forth in Schedule B of the Existing Note Agreement is hereby amended by adding the following immediately preceding the period at the end of the definition: “, or (d) any Exclusive Management Agreement”.

(i) Amendment to Definition of “Make-Whole Amount”. The definition of “Make-Whole Amount” set forth in Section 8.8 of the Existing Note Agreement is hereby amended and restated in its entirety as follows:

“The term “Make-Whole Amount” means, with respect to any Shelf Note of any Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Shelf Note of such Series over the amount of such Called Principal, provided that the Make-Whole Amount shall be calculated based on the interest rate of such Shelf Note in effect prior to the effectiveness of the Second Amendment; provided further, that the Make-Whole Amount may in no event be less than zero.”

(j) Amendment to Definition of “Permitted Acquisition”. The definition of “Permitted Acquisition” set forth in Schedule B of the Existing Note Agreement is hereby amended by replacing “or (b)” with “(b) rights from a Domestic Person under any Exclusive Management Agreement, or (c)”.

(k) Amendment to Definition of “Pro Forma Basis”. The definition of “Pro Forma Basis” set forth in Schedule B of the Existing Note Agreement is hereby amended by replacing “a net asset value of Perpetual Care Trusts multiplied by ten-year Treasury Rate plus 150 basis points and Merchandise Trusts multiplied by five-year Treasury Rate plus 150 basis points” in clause (b) of such definition with the following: “the net asset value thereof multiplied by the yield to maturity of the Barclays Aggregate Bond Index plus 200 basis points (or if such index is not available, a replacement index and margin that is selected by the Company and reasonably satisfactory to the Required Holders), but in any case, not less than 5% per annum or more than 7% per annum.

2. Amendment of the Existing Notes.

(a) Series B Notes. The Existing Series B Notes are hereby and shall be deemed to be, automatically and without any further action, amended and restated in their entirety as set forth in Exhibit A-1; except that the name of the holder of the Note, date, registration number and principal amount set forth in each Existing Series B Note shall remain the same; provided, however, that, at the request of any Noteholder, the Issuers shall execute and deliver a new Series B Note or Series B Notes in the form of such Exhibit A-1 in exchange for its Existing Series B Note, registered in the name of such Noteholder, in the aggregate principal amount of the Series B Notes owing to such Noteholder on the date hereof and dated the date of the last interest payment made to such Noteholder in respect of its Existing Series B Notes. Each reference to the “9.34% Series B Senior Secured Notes due August 15, 2012” in any of the Finance Documents is hereby deleted and replaced with a reference to the “11.00% Series B Senior Secured Notes due August 15, 2012”. Each other reference to “9.34%” in any of the Finance Documents as the interest rate applicable to the Series B Notes is hereby deleted and replaced with “11.00%”. The increase in the interest rate applicable to the Series B Notes referred to in this Section 2(a) and on Exhibit A-1 shall be effective on a prospective basis as of the Second Amendment Effective Date.

(b) Series C Notes. The Existing Series C Notes are hereby and shall be deemed to be, automatically and without any further action, amended and restated in their entirety as set forth in Exhibit A-2; except that the name of the holder of the Note, date, registration number and principal amount set forth in each Existing Series C Note shall remain the same; provided, however, that, at the request of any Noteholder, the Issuers shall execute and deliver a new Series C Note or Series C Notes in the form of such Exhibit A-2 in exchange for its Existing Series C Note, registered in the name of such Noteholder, in the aggregate principal amount of the Series C Notes owing to such Noteholder on the date hereof and dated the date of the last interest payment made to such Noteholder in respect of its Existing Series C Notes. Each reference to the “9.09% Senior Secured Series C Notes due December 21, 2012” in any of the Finance Documents is hereby deleted and replaced with a reference to the “11.00% Senior Secured Series C Notes due August 15, 2012”. Each other reference to “9.09%” in any of the Finance Documents as the interest rate applicable to the Series C Notes is hereby deleted and replaced with “11.00%”. The increase in the interest rate applicable to the Series B Notes referred to in this Section 2(b) and on Exhibit A-2 shall be effective on a prospective basis as of the Second Amendment Effective Date. Each other reference to “December 21, 2012” in any of the Finance Documents as the maturity date applicable to the Series C Notes is hereby deleted and replaced with “August 15, 2012”.

3. A new Section 1.8 is hereby added to the Existing Note Agreement immediately following Section 1.7 thereof to read in its entirety as follows:

“1.8. Reserve Event Periods.

During each Reserve Event Period commencing after the Second Amendment Effective Date, the per annum interest rate (including any Default Rate) applicable to all Shelf Notes shall be increased by 1.5% (150 basis points) per annum above the interest rate that would otherwise apply. Promptly upon (and in any event within fifteen (15) Business Days after) any holder of a Shelf Note becomes aware of the commencement and/or termination of any Reserve Event Period, such holder shall give written notice thereof to the Company (except that no such notice need be given if another holder of Shelf Notes has given such notice), it being acknowledged and agreed that

(a) unless such notice shall have been delivered to the Company at least three (3) Business Days prior to an interest payment date (subject to clauses (i) and (ii) of the proviso to Section 1.8(b)), the Issuers shall not be required to pay such increased interest until the first interest payment date thereafter as to which such advance notice has been given (provided that the interest payable on such subsequent interest payment date shall include, subject to clauses (i) and (ii) of the proviso to Section 1.8(b), the additional interest provided for by this Section 1.8 accrued from the first day of such Reserve Event Period); and

(b) the failure to give such notice shall not shorten or extend the Reserve Event Period and shall not affect the rights of the holders of Shelf Notes to receive increased interest as set forth in this Section 1.8, provided, however, that (i) the Issuers shall not be required to pay such increased interest for any portion of a Reserve Event Period that is more than one (1) one year prior to the date that the Company is given written notice of the existence of such Reserve Event Period and (ii) to the extent that any such notice relates to a period prior to the current interest period at the time such notice is given, the increased interest attributable to such prior period shall be payable within 30 days after delivery of such notice.”

4. Amendment to Section 2.9. Subsection (e) of Section 2.9 of the Existing Note Agreement is hereby deleted in its entirety.

5. Amendment to Section 10.1. Subsection (a) of Section 10.1 of the Existing Note Agreement is hereby amended and restated in its entirety as follows:

“(a) Liens pursuant to any Finance Document, including without limitation, Liens securing the Lender Obligations (as defined in the Intercreditor Agreement) and any Refinancing thereof so long as the aggregate principal amount of such Lender Obligations or Refinancing is not more than the aggregate principal amount permitted pursuant to Section 10.2(b) and the holder(s) of such Liens agrees to join into and become bound by the Intercreditor Agreement;”

In connection with any such Refinancing, the parties agree to enter into an amendment to the Intercreditor Agreement, the effect of which will be to permit the holder(s) of such Lien to join into and become bound by the Intercreditor Agreement on the same, or substantially the same, terms as a Lender (as defined in the Intercreditor Agreement), and to make such other modifications as may be reasonably incidental thereto.

6. Amendment to Section 10.2. Subsection (b) of Section 10.2 of the Existing Note Agreement is hereby amended and restated in its entirety as follows:

“(b) (i) Indebtedness of the Credit Parties incurred pursuant to this Agreement and the other Finance Documents and (ii) Indebtedness of the Credit Parties incurred pursuant to the Credit Agreement Documents in an aggregate outstanding principal amount not to exceed $137,850,000 (the “Aggregate Credit Facility Cap”) at any time divided between an Acquisition Facility not to exceed $102,850,000 (the “Acquisition Facility Cap”) at any time and a Revolving Credit Facility (as such term is defined in the Credit Agreement) not to exceed $35,000,000 (the “Revolving Facility Cap”) at any time (in each case as from time to time reduced by principal repayments thereof, other than repayments of revolving loans which may by their terms be reborrowed and other than as a result of a Refinancing), and any Refinancing of such Indebtedness so long as any such Refinancing does not increase the principal amount of the Acquisition Facility outstanding, and does not increase the commitment in respect of the Revolving Credit Facility in effect, in each case at the time of such Refinancing (unless such increase is effected pursuant to clause (a) or clause (b) of the following proviso); provided, however,

(A)	if the Company has obtained written commitments from additional lenders that are or have become parties to the Credit Agreement in an aggregate amount up to $42,150,000 within 120 days after the Second Amendment Effective Date and notifies the Noteholders of such commitments in writing within 10 days after the expiration of such period, the Noteholders will be deemed to have approved an increase in the Aggregate Credit Facility Cap up to $180,000,000 and an increase in the Acquisition Facility Cap up to $145,000,000; and

(B)	with the approval (such approval not to be unreasonably withheld, conditioned or delayed) of the Required Holders, the Aggregate

Credit Facility Cap may be increased up to $205,000,000, the Acquisition Facility Cap may be increased up to $160,000,000 and the Revolving Facility Cap may be increased up to $45,000,000.”

7. Amendment to Section 10.11. Section 10.11 of the Existing Note Agreement is hereby amended and restated in its entirety as follows:

“10.11 Financial Covenants.

(a) Minimum EBITDA. Permit Consolidated EBITDA for any Measurement Period to be less than the sum of (i) $39,000,000 plus (ii) 80% of the aggregate of all Consolidated EBITDA for each Permitted Acquisition completed after the Second Amendment Effective Date (the “Permitted Acquisition Step-Up”).

(b) Minimum Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any Measurement Period ending in any year set forth in the table below, to be less than the ratio set forth opposite such year in such table.

Year	Required Consolidated Fixed Charge Coverage Ratio
2009 through 2011	1.15x
2012 and thereafter	1.20x

(c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio for (i) any of the first four Measurement Periods ending on or after the Second Amendment Effective Date, to be greater than 3.75 to 1.0, or (ii) any Measurement Period not described in (i) above, to be greater than 3.50 to 1.0.

(d) Maximum Maintenance Capital Expenditures. Permit the Maintenance Capital Expenditures for any Measurement Period ending in any year set forth in the table below to exceed the amount set forth opposite such year in such table.

Year	Maximum Maintenance Capital Expenditures
2009 through 2010	$4,200,000
2011	$4,600,000
2012 and thereafter	$5,200,000

(e) SFAS 15 and 159. For the purposes of the calculation of any financial covenant in this Section 10.11, any election by a Credit Party to measure an item of Indebtedness using fair value (as permitted by Statement of Financial Accounting Standards Nos. 15 and 159) shall be disregarded and such determination shall be made as if such election had not been made.”

8. Amendment to Section 10.14. Section 10.14 of the Existing Note Agreement is hereby amended by adding the following immediately preceding the period at the end of such Section: “, and except that any Indebtedness under the Credit Agreement Documents may be Refinanced from time to time so long as neither the outstanding principal amount, nor the Commitments (other than the unused portion of any Commitments), in respect thereof are reduced after giving effect to such Refinancing;”

9. Amendment to Schedule A. Schedule A of the Existing Note Purchase Agreement is amended and restated in its entirety by Schedule A hereto.

10. Amendment and Restatement of Schedules and Exhibits. Each of the Schedules and Exhibit to the Existing Note Agreement set forth in the table below are hereby amended, restated and replaced by the Schedules and Exhibit to this Second Amendment set forth opposite such Schedules and Exhibit to the Existing Note Agreement in such table.

Schedules and Exhibit to Existing Note Agreement	Schedules and Exhibit to Second Amendment
Schedule 5.8(c)	Schedule 9-1
Schedule 5.8(d)(i)	Schedule 9-2
Schedule 5.8(d)(ii)	Schedule 9-3
Schedule 5.8(e)	Schedule 9-4
Schedule 5.9	Schedule 9-5
Schedule 5.12(d)	Schedule 9-6
Schedule 5.13(a)	Schedule 9-7
Schedule 5.13(c)	Schedule 9-8
Schedule 5.17	Schedule 9-9
Exhibit A-2	Exhibit A-1
Exhibit 4.1(k)(iv)	Exhibit C

11. Prepayment of the Series A Notes. On the Second Amendment Effective Date, the Issuers shall prepay, in full, in immediately available funds, the outstanding principal balance of the Series A Notes, together with all accrued and unpaid interest thereon. No Make-Whole Amount shall be due or owing with respect to such prepayment. Any failure of the Issuers to make such prepayment of the Series A Notes on the Second Amendment Effective Date shall constitute an Event of Default.

12. Representations and Warranties. Each Credit Party hereby represents and warrants to the Noteholders that, as to such Credit Party:

(a) Representations. Each of the representations and warranties of or as to such Credit Party contained in the Note Agreement and the other Finance Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof (taking into account the replacement of the Schedules referred to in Section 10 of this Second Amendment), except to the extent such representation or warranty was made as of a specific date;

(b) Power and Authority. (i) Such Credit Party has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this Second Amendment, the Confirmation and Reaffirmation of General Partner/Parent Guarantee attached hereto as Exhibit B (the “Guarantor Confirmation”), and any other documents which the Noteholders require such

Credit Party to deliver hereunder (this Second Amendment, the Guarantor Confirmation and any such additional documents delivered in connection with this Second Amendment are herein referred to as the “Second Amendment Documents”); and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by such Credit Party of the Second Amendment Documents have been adopted and taken and, upon their execution, the Note Agreement, as amended by this Second Amendment, the Notes, the General Partner/Parent Guarantee (after giving effect to the Guarantor Confirmation) and the other Second Amendment Documents will constitute the valid and binding obligations of such Credit Party enforceable in accordance with their respective terms, except as such enforcement may be limited by any Debtor Relief Law from time to time in effect which affects the enforcement of creditors rights in general and the availability of equitable remedies;

(c) No Violation. The making and performance of the Second Amendment Documents will not (i) contravene, conflict with or result in a breach or default under any applicable law, statute, rule or regulation, or any order, writ, injunction, judgment, ruling or decree of any court, arbitrator or governmental instrumentality, (ii) contravene, constitute a default under, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) contravene or violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of any Credit Party;

(d) No Default. No Default or Event of Default exists immediately before or will exist immediately after giving effect to this Second Amendment;

(e) No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2008;

(f) Organizational Documents. There have been no changes in the organizational documents of the Credit Parties since August 15, 2007 (or such later date as any such organizational documents were initial adopted), except as described on Annex 1 hereto, certified copies of which have been (i) previously provided to the Noteholders or (ii) are attached to the Secretary’s Certificate described in Subsection 13(i) below; and

(g) Acknowledgment of Obligations; Collateral. (i) The Finance Documents are valid and enforceable against, and all of the terms and conditions of the Finance Documents are binding on, the Credit Parties and (ii) the liens and security interests granted to the Collateral Agent, on behalf of the Secured Parties, by the Credit Parties pursuant to the Finance Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests (subject to Permitted Liens).

13. Conditions to Effectiveness of Amendment. This Second Amendment shall be effective upon the Noteholders’ receipt of the following, each in form and substance reasonably satisfactory to the Noteholders:

(a) Second Amendment. This Second Amendment, duly executed by the Credit Parties and the Noteholders, together with updated Schedules and Exhibits to the Note Agreement, as referenced in Section 10 hereof;

(b) Guarantor Confirmation. The Guarantor Confirmation, duly executed by the General Partner and the Parent;

(c) Amendment to Intercreditor Agreement. A duly executed first amendment to the Intercreditor Agreement;

(d) Amendment to Credit Agreement. A duly executed Second Amendment to Amended and Restated Credit Agreement;

(e) Lender Documents. Copies of all documents delivered to the Lenders in connection with the amendment to the Credit Agreement referred to in Section 13(d).

(f) Notes. New Series B Notes and Series C Notes, duly executed by the Issuers, for each Noteholder requesting to exchange Existing Series B Notes and/or Existing Series C Notes for Series B Notes and/or Series C Notes, respectively;

(g) Amendment Letter. A letter related to the Second Amendment in form and substance agreed to by the Noteholders and the Credit Parties;

(h) Real Property Documents. Modifications with respect to each of the Mortgages, affidavits of no change, bring-down title policies and endorsements and such other related real estate documents as reasonably requested by the Noteholders;

(i) Secretary’s Certificate. A master secretary’s certificate for each Credit Party, attaching customary deliveries;

(j) Good Standing Certificates. Subsistence or good standing certificates, and any applicable foreign qualification certificates, for each Credit Party;

(k) Legal Opinions. The legal opinion of Blank Rome with respect to the Credit Parties and opinions of local counsel to the Issuers in the various states in which the Issuers operate;

(l) Compliance Certificate. A Compliance Certificate prepared as of the date of this Second Amendment with respect to the Measurement Period ended December 31, 2008;

(m) Other Fees and Expenses. Payment to the Noteholders, in immediately available funds, of all amounts necessary to reimburse the Noteholders for the reasonable fees and costs incurred by the Noteholders in connection with the preparation and execution of this Second Amendment and any other Finance Document, including, without limitation, all fees and costs incurred by the Noteholders’ attorneys;

(n) Consent and Waivers. Copies of any consents or waivers necessary in order for the Credit Parties to comply with or perform any of their covenants, agreements or obligations contained in any agreement which are required as a result of any Credit Party’s execution of this Second Amendment, if any; and

(o) Other Documents and Actions. Such additional agreements, instruments, documents, writings and actions as the Noteholders may reasonably request.

14. No Waiver; Ratification. The execution, delivery and performance of this Second Amendment shall not (a) operate as a waiver of any right, power or remedy of the Noteholders under the Note Agreement, any Finance Document or any Second Amendment Document and the agreements and documents executed in connection therewith or (b) constitute a waiver of any provision thereof. Except as expressly modified hereby, all terms, conditions and provisions of the Note Agreement and the other Finance Documents shall remain in full force and effect and are hereby ratified and confirmed by the Credit Parties. Nothing contained herein constitutes an agreement or obligation by the Noteholders to grant any further amendments to any of the Finance Documents.

15. No Waiver of Existing Defaults. To induce the Noteholders to enter into this Second Amendment, the Credit Parties acknowledge, agree, warrant, and represent that nothing in this Second Amendment nor any communication between any Secured Party, any Credit Party or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Default or Event of Default arising as a result of the representations and warranties set forth in Section 12 proving to be false or incorrect in any material respect, or (ii) any rights or remedies which any Secured Party has against any Credit Party under the Note Agreement or any other Finance Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the representations and warranties set forth in Section 12 proving to be false or incorrect in any material respect.

16. Waiver of Claims. The Credit Parties hereby waive any and all defenses, set offs and counterclaims which they, whether jointly or severally, may have or claim to have against each of the Secured Parties as of the date hereof.

17. Binding Effect. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

18. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law doctrine of the State of New York.

19. Headings. The headings of the sections of this Second Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Second Amendment.

20. Counterparts. This Second Amendment may be executed in any number of counterparts with the same effect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original. Delivery of an executed counterpart of a signature page of this Second Amendment by telecopy or by electronic means shall be effective as delivery of a manually executed counterpart of this Second Amendment.

21. Consent to Second Amendment to Credit Agreement. To the extent that consent of the Noteholders is required, the Noteholders hereby consent to the Second Amendment to Amended and Restated Credit Agreement dated as of the date hereof by and among the Credit Parties, the Lenders, the Administrative Agent and the Collateral Agent.

22. Post-Closing Covenant. Not later than August 31, 2009, the Issuer StoneMor Illinois LLC shall resolve its delinquent property tax issues with respect to its real property in a manner reasonably satisfactory to the Collateral Agent.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Second Amendment to Amended and Restated Note Purchase Agreement as of the date first above written.

General Partner:

STONEMOR GP LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Parent:

STONEMOR PARTNERS L.P.
By: STONEMOR GP LLC
its General Partner

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Company:

STONEMOR OPERATING LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

[Signature Page to Second Amendment to Amended and Restated Note Purchase Agreement]

Additional Credit Parties

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Bethel Cemetery Association

Beth Israel Cemetery Association of Woodbridge, New Jersey

Birchlawn Burial Park Subsidiary, Inc.

Cedar Hill Funeral Home, Inc.

Cemetery Investments Subsidiary, Inc.

Clover Leaf Park Cemetery Association

Columbia Memorial Park Subsidiary, Inc.

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Covenant Acquisition Subsidiary, Inc.

Crown Hill Cemetery Association

Eloise B. Kyper Funeral Home, Inc.

Glen Haven Memorial Park Subsidiary, Inc.

Henlopen Memorial Park Subsidiary, Inc.

Henry Memorial Park Subsidiary, Inc.

Highland Memorial Park, Inc.

Hillside Memorial Park Association, Inc.

KIRIS Subsidiary, Inc.

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Holding Company

Legacy Estates, Inc.

Locustwood Cemetery Association

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery Subsidiary, Inc.

Modern Park Development Subsidiary, Inc.

Northlawn Memorial Gardens

Oak Hill Cemetery Subsidiary, Inc.

Ohio Cemetery Holdings, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

[Signature Page to Second Amendment to Amended and Restated Note Purchase Agreement]

Perpetual Gardens.Com, Inc.

PVD Acquisitions Subsidiary, Inc.

Rockbridge Memorial Gardens Subsidiary Company

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery Subsidiary, Inc.

Shenandoah Memorial Park Subsidiary, Inc.

Sierra View Memorial Park

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens Subsidiary, Inc.

Star City Memorial Sales Subsidiary, Inc.

Stephen R. Haky Funeral Home, Inc.

Stitham Subsidiary, Incorporated

StoneMor Alabama Subsidiary, Inc.

StoneMor California, Inc.

StoneMor California Subsidiary, Inc.

StoneMor Georgia Subsidiary, Inc.

StoneMor Hawaii Subsidiary, Inc.

StoneMor North Carolina Funeral Services, Inc.

StoneMor Ohio Subsidiary, Inc.

StoneMor Tennessee Subsidiary, Inc.

StoneMor Washington, Inc.

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park Subsidiary, Inc.

Temple Hill Subsidiary Corporation

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service Subsidiary Corporation

W N C Subsidiary, Inc.

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

[Signature Page to Second Amendment to Amended and Restated Note Purchase Agreement]

Alleghany Memorial Park LLC

Altavista Memorial Park LLC

Bedford County Memorial Park LLC

Birchlawn Burial Park LLC

Blue Ridge Memorial Gardens LLC

Cemetery Investments LLC

Cemetery Management Services, L.L.C.

Cemetery Management Services of Mid-Atlantic States, L.L.C.

Cemetery Management Services of Ohio, L.L.C.

Cemetery Management Services of Pennsylvania, L.L.C.

Chartiers Cemetery LLC

CMS West LLC

CMS West Subsidiary LLC

Columbia Memorial Park LLC

Cornerstone Family Services of West Virginia LLC

Cornerstone Funeral and Cremation Services LLC

Covenant Acquisition LLC

Glen Haven Memorial Park LLC

Green Lawn Memorial Park LLC

Henlopen Memorial Park LLC

Henry Memorial Park LLC

J.V. Walker LLC

Juniata Memorial Park LLC

KIRIS LLC

Lakewood/Hamilton Cemetery LLC

Lakewood Memory Gardens South LLC

Laurel Hill Memorial Park LLC

Laurelwood Cemetery LLC

Loewen [Virginia] LLC

Lorraine Park Cemetery LLC

Melrose Land LLC

Modern Park Development LLC

Mount Lebanon Cemetery LLC

Mt. Airy Cemetery LLC

Oak Hill Cemetery LLC

Osiris Holding of Maryland LLC

Osiris Holding of Pennsylvania LLC

Osiris Holding of Rhode Island LLC

Prospect Hill Cemetery LLC

PVD Acquisitions LLC

Riverside Cemetery LLC

Riverview Memorial Gardens LLC

Rockbridge Memorial Gardens LLC

Rolling Green Memorial Park LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

[Signature Page to Second Amendment to Amended and Restated Note Purchase Agreement]

Rose Lawn Cemeteries LLC

Roselawn Development LLC

Russell Memorial Cemetery LLC

Shenandoah Memorial Park LLC

Southern Memorial Sales LLC

Springhill Memory Gardens LLC

Star City Memorial Sales LLC

Stitham LLC

StoneMor Alabama LLC

StoneMor Arkansas Subsidiary LLC

StoneMor Cemetery Products LLC

StoneMor Colorado LLC

StoneMor Colorado Subsidiary LLC

StoneMor Florida Subsidiary LLC

StoneMor Georgia LLC

StoneMor Hawaii LLC

StoneMor Hawaiian Joint Venture Group LLC

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

StoneMor North Carolina LLC

StoneMor North Carolina Subsidiary LLC

StoneMor Ohio LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

StoneMor Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

StoneMor Puerto Rico LLC

StoneMor Puerto Rico Subsidiary LLC

StoneMor South Carolina LLC

StoneMor South Carolina Subsidiary LLC

StoneMor Washington Subsidiary LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

[Signature Page to Second Amendment to Amended and Restated Note Purchase Agreement]

Sunset Memorial Gardens LLC

Sunset Memorial Park LLC

Temple Hill LLC

The Coraopolis Cemetery LLC

The Prospect Cemetery LLC

The Valhalla Cemetery Company LLC

Tioga County Memorial Gardens LLC

Tri-County Memorial Gardens LLC

Twin Hills Memorial Park and Mausoleum LLC

Virginia Memorial Service LLC

WNCI LLC

Westminster Cemetery LLC

Wicomico Memorial Parks LLC

Woodlawn Memorial Gardens LLC

Woodlawn Memorial Park LLC

Woodlawn Memorial Park Subsidiary LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

[Signature Page to Second Amendment to Amended and Restated Note Purchase Agreement]

ISTAR TARA LLC

By:	/s/ Nina B. Matis
Name:	Nina B. Matis
Title:	Chief Investment Officer

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Yvonne Guajardo
Name:	Yvonne Guajardo
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By:	Prudential Investment Management, Inc.

	By:	/s/ Yvonne Guajardo
	Name:	Yvonne Guajardo
	Title:	Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Yvonne Guajardo
Name:	Yvonne Guajardo
Title:	Vice President

[Signature Page to Second Amendment to Amended and Restated Note Purchase Agreement]

EXHIBIT A-1

[FORM OF SERIES B NOTE]

STONEMOR OPERATING LLC

(AND OTHER ISSUERS)

11.00% SERIES B SENIOR SECURED NOTE DUE 2012

No. RB-[ ]

Original Principal Amount:	$[ ]

Original Issue Date:	August 15, 2007

Interest Rate:	11.00% per annum (9.34% per annum through April 30, 2009)

Interest Payment Dates:	November 15, February 15, May 15 and August 15 of each year commencing on November 15, 2007

Final Maturity Date:	August 15, 2012

Principal Prepayment Dates and Amounts:	Entire outstanding balance due on the Final Maturity Date

PPN:	[ ]

FOR VALUE RECEIVED, the undersigned, STONEMOR OPERATING LLC, a Delaware limited liability company (the “Company”), and each of the other undersigned, each a corporation, limited liability company or a limited partnership, as the case may be (collectively with the Company, the “Issuers”), hereby jointly and severally promise to pay to [                    ], or registered assigns, the principal sum of [                    ] Dollars ($[            ]) on the Final Maturity Date specified above in an amount equal to the unpaid balance hereof, with interest (computed on the basis of a 360-day year, 30-day month) (a) subject to clause (b), on the unpaid balance of the principal thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) following the occurrence and during the continuance of an Event of Default (but only upon the request of the Required Holders), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand) on the unpaid balance of the principal, on any overdue payment of interest, and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 13.00% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “prime” or “base” rate; provided, however, to the extent applicable, the per annum interest rate otherwise applicable to this Note pursuant to clauses (a) and (b) shall be increased by 1.50% during each Reserve Event Period pursuant to Section 1.8 of the Note Purchase Agreement (as defined below).

Exhibit A-1 - 1

Payments of principal, interest hereon and any Make-Whole Amount payable with respect to this Note are to be made at the main office of Citibank, N.A. in New York, New York or such other office or agency in New York, New York as designated by the Company.

This Note is one of the Series B Notes (herein called the “Note”) issued pursuant to that certain Amended and Restated Note Purchase Agreement, dated as of August, 15, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Issuers and the institutional investors listed in Schedule A thereto, and is entitled to the benefits thereof. As provided in the Note Purchase Agreement, this Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Note Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Note Purchase Agreement.

This Note is secured by, and entitled to the benefits of, the Collateral described in the Security Documents. Reference is made to the Security Documents for the terms and conditions governing the Collateral for the obligations of the Issuers hereunder.

Payment of the principal of, and Make-Whole Amount, if any, and interest on this Note has been guaranteed by the General Partner and Parent in accordance with the terms of the General Partner/Parent Guarantee.

This Note is a registered Note and, as provided in and subject to the terms of the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers shall not be affected by any notice to the contrary.

In case an Event of Default, as defined in the Note Purchase Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

Notwithstanding anything set forth in this Note each Controlled Non-Profit shall be liable only for that portion of the Obligations from which it derives a direct benefit, and any Collateral of such Controlled Non-Profit shall only secure, or be utilized to repay, such portion of the Obligations.

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

Exhibit A-1 - 2

STONEMOR OPERATING LLC, a Delaware limited liability company

By:
Name:
Title:

[SUBSIDIARY ISSUERS]

By:
Name:
Title:

Exhibit A-1 - 3

EXHIBIT A-2

[FORM OF SERIES C NOTE]

STONEMOR OPERATING LLC

(AND OTHER ISSUERS)

11.00% SERIES C SENIOR SECURED NOTE DUE 2012

No. RC-1

Original Principal Amount:	$[ ]

Original Issue Date:	December 21, 2007

Interest Rate:	11.00% (9.09% per annum through April 30, 2009)

Interest Payment Dates:	March 21, June 21, September 21 and December 21 of each year commencing on March 21, 2008

Final Maturity Date:	August 15, 2012

Principal Prepayment Dates and Amounts:	Entire outstanding balance due on the Final Maturity Date

PPN:	[ ]

FOR VALUE RECEIVED, the undersigned, STONEMOR OPERATING LLC, a Delaware limited liability company (the “Company”), and each of the other undersigned, each a corporation, limited liability company or a limited partnership, as the case may be (collectively with the Company, the “Issuers”), hereby jointly and severally promise to pay to [                    ], or registered assigns, the principal sum of [                    ] Dollars ($[            ]) on the Final Maturity Date specified above in an amount equal to the unpaid balance hereof, with interest (computed on the basis of a 360-day year, 30-day month) (a) subject to clause (b), on the unpaid balance of the principal thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) following the occurrence and during the continuance of an Event of Default (but only upon the request of the Required Holders), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand) on the unpaid balance of the principal, on any overdue payment of interest, and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 13.00% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “prime” or “base” rate; provided, however, to the extent applicable, the per annum interest rate otherwise applicable to this Note pursuant to clauses (a) and (b) shall be increased by 1.50% during each Reserve Event Period pursuant to Section 1.8 of the Note Purchase Agreement (as defined below).

Exhibit A-2 - 1

Payments of principal, interest hereon and any Make-Whole Amount payable with respect to this Note are to be made at the main office of Citibank, N.A. in New York, New York or such other office or agency in New York, New York as designated by the Company.

This Note is one of the Shelf Notes (herein called the “Note”) issued pursuant to that certain Amended and Restated Note Purchase Agreement, dated as of August, 15, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Issuers and the institutional investors listed in Schedule A thereto, and is entitled to the benefits thereof. As provided in the Note Purchase Agreement, this Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Note Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Note Purchase Agreement.

This Note is secured by, and entitled to the benefits of, the Collateral described in the Security Documents. Reference is made to the Security Documents for the terms and conditions governing the Collateral for the obligations of the Issuers hereunder.

Payment of the principal of, and Make-Whole Amount, if any, and interest on this Note has been guaranteed by the General Partner and Parent in accordance with the terms of the General Partner/Parent Guarantees.

This Note is a registered Note and, as provided in and subject to the terms of the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers shall not be affected by any notice to the contrary.

In case an Event of Default, as defined in the Note Purchase Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

Notwithstanding anything set forth in this Note each Controlled Non-Profit shall be liable only for that portion of the Obligations from which it derives a direct benefit, and any Collateral of such Controlled Non-Profit shall only secure, or be utilized to repay, such portion of the Obligations.

[Remainder of page intentionally left blank. Signature pages follow.]

Exhibit A-2 - 2

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

STONEMOR OPERATING LLC, a Delaware limited liability company

By:
Name:	Paul Waimberg
Title:	Vice President and Assistant Secretary

[SUBSIDIARY ISSUERS]

By:
Name:
Title:

Exhibit A-2 - 3

EXHIBIT B

[CONFIRMATION AND REAFFIRMATION OF GUARANTEE]

Dated: April 30, 2009

Reference is made to that certain Amended and Restated Note Purchase Agreement, dated as of August 15, 2007 (the “Original Note Purchase Agreement”), by and among StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited partnership (the “Parent”), StoneMor Operating LLC, a Delaware limited liability company (the “Company”), and each other Subsidiary of the Parent listed on the signature pages thereof under the heading “Subsidiary Issuers” (collectively, the “Subsidiary Issuers”, and together with the Company, collectively, the “Issuers”, and together with the General Partner and the Parent, collectively, the “Credit Parties”) and each of the purchasers listed on Schedule A attached thereto (collectively, the “Purchasers,” and together with their successors and assigns, including without limitation, future holders of the Shelf Notes, herein collectively referred to as the “Noteholders”), as amended by that certain First Amendment to Amended and Restated Note Purchase Agreement, dated November 2, 2007, by and among the Credit Parties and the Noteholders (the “First Amendment”, and the Original Note Purchase Agreement, as amended by the First Amendment, the “Existing Note Purchase Agreement”), pursuant to which the Issuers, among other things, have issued to the Purchasers their (a) 7.66% Senior Secured Notes due September 20, 2009, in the aggregate principal amount of $80,000,000 (the “Series A Notes”), (b) 9.34% Series B Senior Secured Notes due August 15, 2012, in the aggregate principal amount of $35,000,000 (the “Existing Series B Notes”), and (c) 9.09% Senior Secured Series C Notes due December 21, 2012, in the aggregate principal amount of $17,500,000 (the “Existing Series C Notes”, and together with the Series A Notes and the Existing Series B Notes, the “Existing Notes”).

The Existing Note Purchase Agreement, the Existing Series B Notes and the Existing Series C Notes are being amended pursuant to the terms of that certain Second Amendment to Amended and Restated Note Purchase Agreement of even date herewith by and among the Credit Parties and the Noteholders (the “Second Amendment”, and the Existing Note Purchase Agreement as amended by the Second Amendment, the “Note Purchase Agreement”), whereby, among other things, the Issuers will (i) increase the interest rate on the Existing Series B Notes from 9.34% to 11.00% per annum (the Existing Series B Notes, as so amended, the “Series B Notes”), (ii) increase the interest rate on the Existing Series C Notes from 9.09% to 11.00% per annum and shorten the maturity date on the Existing Series C Notes from December 21, 2012 to August 15, 2012 (the Existing Series C Notes, as so amended, the “Series C Notes”, and together with the Series A Notes, the Series B Notes, collectively, the “Outstanding Notes”) and (iii) provide for an additional increase in the interest rate applicable to the Shelf Notes during a Reserve Event Period. Capitalized terms not herein defined shall have the respective meanings assigned to them in the Note Purchase Agreement.

Each of the Parent and the General Partner are parties to the Guarantee Agreement dated as of September 20, 2004 in favor of the Noteholders (the “Guarantee Agreement”). Each of

Exhibit B-1

the Parent and the General Partner hereby (i) acknowledges receipt of a copy of the Second Amendment, (ii) consents to the Issuers’ execution and delivery of the Second Amendment, the amendment of the Existing Series B Notes and the amendment of the Existing Series C Notes, (iii) acknowledges and agrees that, the Guaranteed Obligations (as such term defined in the Guarantee Agreement) include obligations in respect of the Note Purchase Agreement, the Outstanding Notes and any Shelf Notes that may be issued in the future, and to that extent, the Guarantee Agreement shall be deemed to have been amended, and (iv) acknowledges and agrees that the Guarantee Agreement is in full force and effect and, except as provided in the foregoing clause (iii), is unamended.

Although each of the Parent and the General Partner has been informed of the matters set forth herein and has acknowledged and agreed to the same, each of the Parent and the General Partner understands that the Noteholders have no obligation to inform the Parent or the General Partner of such matters in the future or to seek the acknowledgment or agreement to future amendments, waivers or consents by the Parent or General Partner, and nothing herein shall create such a duty.

Each of the Parent and General Partner also represents and warrants to the Noteholders that all of the representations and warranties made by the Parent or the General Partner in the Guarantee Agreement are true and correct in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that any of such representations and warranties relate by their terms to a prior date (which remain true and correct as of such prior date).

[Remainder of page intentionally left blank; next page is signature page.]

Exhibit B-2

IN WITNESS WHEREOF, each of the Parent and General Partner has caused this Confirmation and Reaffirmation of Guarantee to be executed on its behalf, as of the date first above written, by one of its duly authorized officers.

STONEMOR PARTNERS L.P.

By:	STONEMORE GP LLC

By:
Name:
Title:

STONEMOR GP LLC

By:
Name:
Title:

Exhibit B-3

EXHIBIT C

[FORM OF COMPLIANCE CERTIFICATE]

Financial Statement Date:             ,

Prudential Investment Management Inc.

The Prudential Insurance Company of America

Prudential Retirement Insurance and Annuity Company

Pruco Life Insurance Company

Each Affiliate of Prudential Investment Management Inc.

which becomes bound by certain provisions of

the Note Agreement (as hereinafter defined)

c/o Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, NY 10036

iStar Tara LLC

Each Affiliate of iStar Financial Inc. which becomes

bound by certain provisions of the Note Agreement

1114 Avenue of the Americas

New York, NY 10036

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Note Purchase Agreement, dated as of August 15, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Note Agreement,” the terms defined therein being used herein as therein defined), among StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), each of the Subsidiaries of the Operating Company (each individually an “Issuer” and collectively, the “Issuers”), StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited liability partnership (the “Parent”, together with the General Partner and the Issuers, each a “Credit Party” and collectively, the “Credit Parties”), Prudential Investment Management Inc. (“Prudential”), iStar Tara LLC (“iStar”) and each of the holders of Notes from time to time party thereto (the “Noteholders” and, together with Prudential and iStar, collectively, the “Investor Group”). Unless otherwise indicated, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Note Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                      of the General Partner, and that, as such, he/she is authorized to execute and deliver this Certificate to the Investor Group on the behalf of the Credit Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

Exhibit C-1

[1]. The Credit Parties have delivered the year-end audited financial statements required by Section 7.1(a) of the Note Agreement for the fiscal year of the Credit Parties ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

[1]. The Credit Parties have delivered the unaudited financial statements required by Section 7.1(b) of the Note Agreement for the fiscal quarter of the Credit Parties ended as of the above date. Such consolidated financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Note Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Credit Parties during the accounting period covered by such financial statements.

3. The review described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the fiscal period covered by the financial statements described in paragraph 1 above[, except as set forth below].

4. The representations and warranties of the Credit Parties contained in Section 5 of the Note Agreement and all representations and warranties of any Credit Party that are contained in any document furnished at any time under or in connection with the Finance Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.5 of the Note Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.1 of the Note Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate for the fiscal period covered thereby.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                 ,                .

STONEMOR GP LLC

By:
Name:
Title:

Exhibit C-2

STONEMOR GP LLC

By:
Name:
Title:

Exhibit C-3

For the Quarter/Year ended             ,          (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Section 7.11(a) – Minimum EBITDA.

	A.	Consolidated EBITDA for Measurement Period ending on above date (the “Subject Period”):		$

		1.	Consolidated Net Income of the Parent and its Subsidiaries for Subject Period:	$

		2.	Consolidated Interest Charges of the Parent and its Subsidiaries for Subject Period:	$

		3.	Provision for income taxes for Subject Period:	$

		4.	Depreciation and amortization expenses for Subject Period:	$

		5.	Non-cash cost for Cemetery Property and real property sold for Subject Period:	$

		6.	Any extraordinary losses for Subject Period:	$

		7.	Losses from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business for Subject Period:	$

		8.	Other non-cash items (including, without limitation, one-time charges associated with “cheap stock” compensation expense) for the Subject Period:	$

		9.	Reasonable fees, costs and expenses incurred in connection with the Transaction, the restructuring of the Existing Credit Agreement and the Note Purchase Agreement, the Second Amendment and the related amendment to the Credit Agreement, and the refinancing of the Series A Notes for the Subject Period:	$

		10.	Any extraordinary gains for the Subject Period:	$

		11.	Gains from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business for the Subject Period:	$

Exhibit C-4

		12.	The amount of non-cash gains (other than as a result of deferral of purchase price with respect to notes or installment sale contracts received in connection with the sales of Cemetery Property) for the Subject Period:	$

		13.	Other non-cash gains for the Subject Period:	$

		14.	Balance Sheet Adjustments	$

		15.	Pro Forma Basis Adjustments	$

		16.	Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 – 10 – 11 – 12 – 13 +/- 14 +/- 15):	$

	B.	$39,000,000		$

	C.	80% of Permitted Acquisition Step-Up		$

	D.	Minimum required: (Line I.B + I.C)		$

	E.	Excess (deficient) for covenant compliance (Line I.A.16 – I.D):		$

II.	Section 7.11(b) – Minimum Consolidated Fixed Charge Coverage Ratio.

	A.	Consolidated EBITDA for Subject Period (Line I.A.16 above):		$

	B.	Cash dividends or distributions made by the Parent for Subject Period:		$

	C.	Consolidated Fixed Charges for Subject Period:		$

	D.	Consolidated Fixed Charge Coverage Ratio ((Line II.A – II.B) ÷ Line II.C):			to 1.0

			Minimum required:		1.15 to 1.0 (from 2009 to 2011); 1.20 to 1.0 (from 2012 and thereafter)

III.	Section 7.11(c) - Consolidated Leverage Ratio

	A.	Consolidated Funded Indebtedness for Subject Period:		$

Exhibit C-5

	B.	Consolidated EBITDA for Subject Period (Line I.A.16 above):	$

	C.	Consolidated Leverage Ratio for Subject Period (Line III.A ÷ III.B):		to 1.0

		Maximum permitted:		3.75 to 1.0 (for the Subject Periods ending June 30, 2009 to March 31, 2010); 3.50 to 1.0 (thereafter)

IV.	Section 7.11(d) – Maximum Maintenance Capital Expenditures

	A.	Capital Expenditures of the Parent and any of its Subsidiaries for Subject Period:	$

	B.	Capital Expenditures of the Parent and any of its Subsidiaries representing amounts paid in connection with improvements which enhance (as opposed to maintain) the value of property for Subject Period:	$

	C.	Capital Expenditures of the Parent and any of its Subsidiaries representing amounts paid in connection with the purchase or construction of mausoleums for Subject Period:	$

	D.	Capital Expenditures of the Parent and any of its Subsidiaries representing amounts paid in connection with Permitted Acquisitions for Subject Period:	$

	E.	Maintenance Capital Expenditures for Subject Period (Line IV.A – (IV.B + C + D):	$

		Maximum permitted:		$4,200,000 (from 2009 to 2010); 4,600,000 (for 2010); 5,200,000 (from 2012 and thereafter)

Exhibit C-6

Annex I

None.

Annex I